                                                                     EXHIBIT 4.1








                               QUOKKA SPORTS, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              AS OF MARCH 31, 2000

                                TABLE OF CONTENTS

                                                                                          PAGE
Section 1.     GENERAL.......................................................................1

        1.1    Definitions...................................................................1

Section 2.     REGISTRATION; RESTRICTIONS ON TRANSFER........................................3

        2.1    Restrictions on Transfer......................................................3

        2.2    Demand Registration...........................................................5

        2.3    Piggyback Registrations.......................................................6

        2.4    Form S-3 Registration.........................................................7

        2.5    Form S-3 Registration for New Registrable Securities..........................8

        2.6    Expenses of Registration.....................................................10

        2.7    Obligations of the Company...................................................10

        2.8    Termination of Registration Rights...........................................11

        2.9    Delay of Registration; Furnishing Information................................12

        2.10   Indemnification..............................................................12

        2.11   Assignment of Registration Rights............................................14

        2.12   Amendment of Registration Rights.............................................14

        2.13   Limitation on Subsequent Registration Rights.................................14

        2.14   "Market Stand-Off" Agreement.................................................14

        2.15   Rule 144 Reporting...........................................................15

Section 3.     AFFIRMATIVE COVENANTS OF THE INVESTORS.......................................15

        3.1    Confidential Information, etc................................................15

Section 4.     MISCELLANEOUS................................................................16

        4.1    Governing Law................................................................16

        4.2    Survival.....................................................................16

        4.3    Successors and Assigns.......................................................16

        4.4    Entire Agreement.............................................................16

        4.5    Severability.................................................................16

        4.6    Amendment and Waiver.........................................................16

        4.7    Delays or Omissions..........................................................17

        4.8    Notices......................................................................17

        4.9    Attorneys' Fees..............................................................17

        4.10   Titles and Subtitles.........................................................17

        4.11   Counterparts.................................................................17


                                       i.

                                                                                          PAGE
        4.12   Protection of Confidential Information.......................................18

        4.13   Disclosure of Terms:  Press Releases.........................................18





                                      ii.

                               QUOKKA SPORTS, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 31st day of March, 2000, by and among QUOKKA SPORTS, INC., a Delaware corporation (the "Company") and the holders of the Company's Common Stock and Warrants set forth on Exhibit A hereto (the "Investors"). This Agreement amends, restates and supersedes in its entirety that certain Amended and Restated Investors' Rights Agreement dated May 27, 1999 (the "Original Investors' Rights Agreement").

                                    RECITALS

        WHEREAS, the Company and certain of its current stockholders and warrant holders entered into the Original Investors' Rights Agreement; and

        WHEREAS, the Company has issued shares of its Common Stock to the stockholders of ZoneNetwork.com,Inc. pursuant to that certain Agreement and Plan of Merger dated March 1, 2000 (the "Agreement and Plan of Merger"); and

        WHEREAS, pursuant to the Agreement and Plan of Merger, the Company agreed to solicit the consent of the Investors (as such term was defined in the Original Investors' Rights Agreement) to amend and restate the Original Investors' Rights Agreement in order to include the shares of Common Stock issued pursuant to the Agreement and Plan of Merger as set forth herein; and

        WHEREAS, the parties hereto desire to amend the Original Investors' Rights Agreement as described above;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


                                       1.

        "HOLDER" means any person owning of record any shares of the Shares, Warrants or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section
2.11 hereof.

        "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

        "NEW REGISTRABLE SECURITIES" means any of the shares of the Company's Common Stock issued pursuant to the Agreement and Plan of Merger.

        "NON-VOTING COMMON STOCK" means such shares of the Company's Non-Voting Common Stock sold pursuant to the Common Stock Purchase Agreement dated April 12, 1997 or the Common Stock Purchase Agreement dated January 31, 1997.

        "OLD REGISTRABLE SECURITIES" means (i) any of the Shares, if such Shares are shares of the Company's Voting Common Stock; (ii) any shares of the Company's Voting Common Stock issued pursuant to the exercise of the Warrants; and (iii) any shares of the Company's Voting Common Stock issued as (or issuable upon the conversion or exercise of any warrants, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities or the Warrants.

        "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or documents.

        "REGISTRABLE SECURITIES" shall mean the New Registrable Securities and the Old Registrable Securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder whose registration rights have expired under Section 2.8 hereto.

        "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

        "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders (which counsel shall be selected by the holders of a majority of the Registrable Securities and subject to the approval of the Company, which approval shall not be unreasonably withheld), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        "SEC" OR "COMMISSION" means the Securities and Exchange Commission.


                                       2.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

        "SERIES A PREFERRED" means the Company's Series A Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SERIES B PREFERRED" means the Company's Series B Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SERIES C PREFERRED" means the Company's Series C Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SERIES D PREFERRED" means the Company's Series D Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

        "SHARES" shall mean (i) the Company's Common Stock issued upon conversion of the Series D Preferred, (ii) the Company's Common Stock issued upon conversion of the Series C Preferred, (iii) the Company's Common Stock issued upon conversion of the Series B Preferred, (iv) the Company's Common Stock issued upon conversion of the Series A Preferred, (v) the Company's Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated August 19, 1997 by and among the Company and the Purchasers set forth on Exhibit A thereto, (vi) the Company's Voting Common Stock and Voting Common Stock issued upon conversion of the Non-Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated April 2, 1997 by and between the Company and Richard H. Williams and (vii) the Company's Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated January 31, 1997 between the Company and Quokka Sports Pty Ltd. as trustee for Ozware Developments Unit Trust.

        "WARRANTS" means (i) the warrants to purchase Voting Common Stock of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated October 31, 1997 among the Company and the Purchasers set forth on Exhibit A thereto and (ii) the warrants, if any, held by Intel Corporation, MediaOne Interactive Services, Inc. ("MediaOne"), any affiliate of MediaOne to whom such warrants have been originally issued, NBC/Quokka Ventures, LLC or its assigns, Comdisco, Inc. or its assigns, Championship Auto Racing Teams, Inc. or its assigns and @Home or its assigns.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1 RESTRICTIONS ON TRANSFER.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Non-Voting Common Stock, Shares or Registrable Securities unless and until:

                      (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or


                                       3.

                      (ii) (A) The disposition is made under Rule 144 or its equivalent, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) such Holder shall have furnished the Company with an opinion of counsel that such disposition will not require registration under the Securities Act if reasonably requested by the Company, which request shall only be made in unusual circumstances; or

                      (iii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                      (iv) Notwithstanding the provisions of paragraphs (i),
(ii) and (iii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, or to a wholly-owned subsidiary or an affiliate of such corporation (the term "affiliate" being defined herein as any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity, with "control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or voting interests, by contract or otherwise), (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided any such transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

               (b) Each certificate representing the Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN


                                       4.

               THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2 DEMAND REGISTRATION.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. Notwithstanding any provision herein to the contrary, one hundred percent (100%) of the New Registrable Securities held by each Holder of New Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of this Section 2.2(a) until the date six (6) months from the date hereof and thereafter fifty percent (50%) of the New Registrable Securities held by each Holder of New Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding until the date twelve (12) months from the date hereof.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.3 or 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a) or Section 2.6(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest


                                       5.

of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities which would otherwise be underwritten pursuant hereto on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                      (i) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective by the SEC; or

                      (ii) if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period.

        2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements pursuant to Section 2.5 below or relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding any provision herein to the contrary, one hundred percent (100%) of the New Registrable Securities held by each Holder of New Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities for the purposes of this Section 2.3 until the date six (6) months from the date hereof and thereafter fifty percent (50%) of the New Registrable Securities held by each Holder of New Registrable


                                       6.

Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities until the date twelve (12) months from the date hereof.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders who wish to sell in such offering; and third, to any shareholder of the Company (other than a Holder of Registrable Securities) on a pro rata basis. Notwithstanding the immediately preceding sentence, in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling shareholder be included in any such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of more than fifty percent (50%) of the Registrable Securities proposed to be sold in the offering.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

        2.4 FORM S-3 REGISTRATION. In the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen
(15) days after receipt of such written notice from the Company; provided, however, that the Company shall not


                                       7.

be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                      (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                      (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the Initiating Holder or Initiating Holders under this Section 2.4; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.4(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                      (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4,

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registered Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

                      (vi) if the Company has, within the one hundred eighty
(180) day period preceding the date of such request, effected a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145).

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

Notwithstanding any provision herein to the contrary, one hundred percent (100%) of the New Registrable Securities held by each Holder of New Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of this Section 2.4 until the date six (6) months from the date hereof and thereafter fifty percent (50%) of the New Registrable Securities held by each Holder of New Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding until the date twelve (12) months from the date hereof.


                                       8.

        2.5 FORM S-3 REGISTRATION FOR NEW REGISTRABLE SECURITIES. Following the date six months from the date hereof, in the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the New Registrable Securities then outstanding (the "New Initiating Holders") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the New Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of New Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such New Initiating Holder's or New Initiating Holders' New Registrable Securities as are specified in such request, together with all or such portion of the New Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 2.5:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                      (ii) if the Holders propose to sell New Registrable Securities at an aggregate price to the public of less than $10,000,000, or

                      (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the New Initiating Holder or New Initiating Holders under this Section 2.5; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.5(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                      (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.5,

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registered Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

                      (vi) if the Company has, within the one hundred eighty
(180) day period preceding the date of such request, effected a Company initiated registration (other than a


                                       9.

registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145).

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the New Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Notwithstanding any provision herein to the contrary, in the event the Company so elects, the Company shall be able to include other equity securities of the Company is such Form S-3 registration statement, provided that such inclusion does not reduce the number of New Registrable Securities included therein.

Notwithstanding any provision herein to the contrary, fifty percent (50%) of the New Registrable Securities held by each Holder of New Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the New Registrable Securities then outstanding for the purposes of this
Section 2.5 until the date twelve (12) months from the date hereof.

        2.6 EXPENSES OF REGISTRATION. Except as specifically provided in this
Section 2.6, all Registration Expenses incurred in connection with any registration under Section 2.2, Section 2.3, Section 2.4 or Section 2.5 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares sold. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders). Additionally, the Company shall not be required to pay for expenses in any registration proceeding begun pursuant to Section 2.4 or
Section 2.5, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree that such registration shall be deemed a completed registration for the purpose of Section 2.4(b)(ii) or 2.5(b)(ii), as applicable. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which such registration was requested.

        2.7 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.


                                      10.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities being registered by them.

               (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Registered Securities would not, on account of this limitation, be available for offer and sale in at least twenty states.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

        2.8 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect ten
(10) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of


                                      11.

the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (iii) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144(k) or all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.

        2.9 DELAY OF REGISTRATION; FURNISHING INFORMATION

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

        2.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, affiliates, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, affiliate, director, underwriter or controlling person of such Holder.


                                      12.

               (b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, affiliates and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, affiliate, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder, severally and not jointly, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.10 exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or if the counsel retained by the indemnifying party fails to assume the representation of the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, except to the extent that the indemnifying party is materially prejudiced by such delay, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

               (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses,


                                      13.

claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

               (e) The obligations of the Company and Holders under this Section
2.10 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to any transferee or assignee of Registrable Securities which (i) is a person or entity which holds Registrable Securities pursuant to a transfer permitted by Section 2.1(a)(iii) or section 2.1(a)(iv), or (ii) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, it being understood that, until such time as the Company receives such written notice, the Company is under no obligation to treat such transferee or assignee as a holder of registration rights, and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.12 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, provided that such amendment or waiver does not differentiate among similarly situated stockholders. Any amendment or waiver effected in accordance with this Section 2.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.13 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.


                                      14.

        2.14 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of each registration statement filed by the Company, provided that all officers and directors of the Company enter into similar agreements and that, to the extent that any such officer or director is released from any such agreement, the Holders shall also be released to such extent from the restriction contained in this Section 2.14.

        Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period.

        2.15 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        SECTION 3. AFFIRMATIVE COVENANTS OF THE INVESTORS

        3.1 CONFIDENTIAL INFORMATION, ETC. In addition to the provision set forth in Sections 6.12 and 6.13, each Investor agrees that (a) all information received by such Investor pursuant to the Original Investor Rights Agreement or any predecessor thereof and (b) any other information, including without limitation information relating to the Company's customers, technology, processes or formulas, that (i) is disclosed by the Company to such Investor and


                                      15.

(ii) is identified by the Company as being confidential or proprietary, shall be considered confidential information. Each Investor further agrees that such Investor shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party other than such Investor's counsel or accountants nor shall such Investor use such confidential information for any purpose other than evaluation of such Investor's investment in the Company; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any such information that (1) was available to the public prior to disclosure by the Company, (2) becomes available to the public through no fault of such Investor, (3) is disclosed to such Investor on a non-confidential basis by a third party, provided that the Investor determines after reasonable inquiry that the third party has a legal right to make such disclosure or (4) is independently developed by such Investor.

SECTION 4. MISCELLANEOUS

        4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        4.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        4.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        4.4 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

        4.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.6 AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of more than fifty


                                      16.

percent (50%) of the Registrable Securities, provided that such amendment or waiver does not differentiate among similarly situated stockholders.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the Registrable Securities, provided that such amendment or waiver does not differentiate among similarly situated stockholders.

               (c) Each Holder acknowledges that by the operation of this
Section 4.6, the holders of more than fifty percent (50%) of the Registrable Securities may have the right and power to diminish or eliminate all rights of such Holder under this Agreement.
               (d) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

        4.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under this Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        4.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (v) if earlier, upon receipt. All communications shall be sent to the party to be notified at the address as set forth on Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        4.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        4.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


                                      17.

        4.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        4.12 PROTECTION OF CONFIDENTIAL INFORMATION. The investment in the Company by Intel Corporation ("Intel"), including the specific terms thereof, shall be considered confidential information (the "Confidential Information") and shall not be disclosed by the Company or any other party to this Agreement to any third party, subject to Section 4.13 below. Each party shall immediately notify the other parties of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or any other party becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "Disclosing Party") shall provide the other party (the "Non-Disclosing Party") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and commercially reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Party. The provisions of this Section 4.12 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by Intel and the Company with respect to any collaboration or similar agreement.

        4.13 DISCLOSURE OF TERMS: PRESS RELEASES. Notwithstanding the provisions of Section 4.12 above, from and after the Closing (as defined in that certain Series C Preferred Stock Purchase Agreement dated December 23, 1998) the Company may disclose the Confidential Information, (i) solely to the Company's investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities are under appropriate nondisclosure obligations and (ii) as may be required pursuant to the Securities Act or Exchange Act. In addition, the Company may disclose the fact that Intel is an investor in the Company to third parties without the requirement for nondisclosure agreements. Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Intel has invested in the Company, provided that the release does not disclose the amount or other specific terms of the investment and is approved in advance in writing by Intel. Intel, at its sole discretion, may provide an executive quote or other material regarding its investment in the Company. Except for such disclosure and press release, no other announcement regarding Intel's investment in the Company in a press conference, in any professional or trade publication, in any marketing materials or otherwise to the general public may be made without the prior written consent of Intel, which consent may be withheld at the sole discretion of Intel. Notwithstanding the foregoing and the provisions of Section 4.12 above, from and after the Closing, Intel may disclose its investment in the Company and the terms thereof to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any information disclosed by Intel in a press release or other public announcement or document. If the Company or Intel determines that any disclosure not otherwise authorized by this Section 4.13 is required by law or regulation, then the provisions of
Section 4.12 regarding


                                      18.

disclosure of Confidential Information by a Disclosing Party shall govern. Notwithstanding the provisions of Section 4.12 above, from and after the Closing, any party hereunder may disclose the Confidential Information as may be required pursuant to the Securities Act or Exchange Act.





                                      19.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

QUOKKA SPORTS, INC.

     /s/ Alan Ramadan
By:_____________________________
            Alan Ramadan
            President

















               [AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    EXHIBIT A

                                    ADDRESSES


THE COMPANY

        Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA 94107
        Attention: Mr. Alan Ramadan
        Telephone: 415-908-3800
        Fax: 415-908-1841

INVESTORS

        Mr. Richard H. Williams
        Incline Village
        625 Anderson Drive
        P.O. Box 4281
        Incline Village, NV 89450
        Telephone: 415-782-6050
        Fax: 415-292-7544

        Bayview Investors Ltd.
        c/o Robertson, Stephens & Company
        555 California Street
        23rd Floor
        San Francisco, CA 94104
        Attn: Sy Kaufman
        Telephone: 415-676-2618
        Fax: 415-676-2650

        Wakefield Group II LLC
        1110 East Morehead
        Charlotte, NC 28204
        Attn: Mike Elliott
        Telephone: 704-372-0355
        Fax: 704-372-8978

        Bregman Revocable Trust u/a/d 8/21/92
        Walter W. Bregman, ttee
        Roberta F. Bregman, ttee
        4629 Vista de la Tierra
        Del Mar, CA 92014
        Telephone: 619-792-6185
        Fax: 619-792-9285


                                       1.

                                    EXHIBIT A

        Roel Pieper
        Koninklijke Philips Electronics
        Rembrand Tower HRT24
        Amstelplein 1
        NL-1096HA Amsterdam
        Netherlands
        Telephone: +31 (20) 59 77 162
        Fax: +31 (20) 59 77 160

        Alan Ramadan
        c/o Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA 94107
        Telephone: 415-908-3800
        Fax: 415-908-1841

        Pogmohane Partners, L.P.
        c/o Alan Ramadan, General Partner
        Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA 94107
        Telephone: 415-908-3800
        Fax: 415-908-1841

        (with a copy to: John J. Buttita
        Altheimer & Gray Law Offices
        10 South Wacker Drive
        Chicago, Illinois 60606-7482
        Telephone: 312-715-4000
        Fax: 312-715-4800)

        John Bertrand
        c/o Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA 94107
        Telephone: 415-908-3800
        Fax: 415-908-1841


                                       2.

                                    EXHIBIT A

        Intel Corporation
        c/o Tamiko Hutchinson
        2200 Mission College Blvd. SC4-210
        Santa Clara, CA 95052-8119
        Telephone: (408) 765-5636
        Fax: (408) 765-6038

        Steve Nelson
        c/o Quokka Sports, Inc.
        Ground Floor
        525 Brannan Street
        San Francisco, CA 94107
        Telephone: 415-908-3800
        Fax: 415-908-1841

        Media Technology Ventures, L.P.
        Media Technology Ventures Entrepreneurs Fund, L.P.
        Media Technology Equity Partners, L.P.
        One First Street, Suite Two
        Los Altos, CA 94022
        Attn:  Barry M. Weinman
        Telephone: 415-949-9862
        Fax: 415-949-8510

        Trinity Ventures Ltd.
        Trinity Ventures V, L.P.
        Trinity V, side-by-side fund, L.P.
        c/o Mr. James G. Shennan, Jr.
        3000 Sand Hill Road
        Bldg. 1, Suite 240
        Menlo Park, CA 94025
        Telephone: 650-854-9500
        Fax: 650-854-9501

        GC&H Investments
        c/o Cooley Godward LLP
        One Maritime Plaza, 20th Floor
        San Francisco, CA 94111-3580
        Attn: John Cardoza
        Telephone: 415-693-2000
        Fax: 415-951-3699


                                       3.

                                    EXHIBIT A

        Stanford University
        Stanford Management Company
        c/o Carol Gilmer
        2770 Sand Hill Road
        Menlo Park, CA 94025
        Telephone: 650-926-0244
        Fax: 650-854-9267

        Accel VI L.P.
        Accel Internet Fund II L.P.
        Accel Keiretsu VI L.P.
        Accel Investors '98 L.P.
        428 University Avenue
        Palo Alto, CA 94301
        Attn: Bruce Golden
        Telephone: 650-614-4800
        Fax: 650-614-4880

        (Copy to: Accel Partners
        One Palmer Square
        Princeton, NJ 08542
        Attn: G. Carter Sednaoui
        Telephone: (609) 683-4500
        Fax: (609) 683-0384)

        MediaOne Interactive Services, Inc.
        9000 E. Nichols Ave., Suite 100
        Englewood, CO 80112
        Attn: Natalie Egleston
        Telephone: 303-705-7680
        Fax: 303-705-5109

        The Karr Family 1982 Trust, dated 12/1/82,as amended
        Attn: Howard Karr
        1777 Borel Place, #408
        San Mateo, CA 94402
        Telephone: 650-574-5277
        Fax: 650-574-0310

        Outcast Communications, Inc.
        c/o Caryn Marooney
        1696B Green Street
        San Francisco, CA 94123
        Telephone: 510-596-0994
        Fax: 510-649-8895


                                       4.

                                    EXHIBIT A

        The Les Schmidt and JoAnne P. Hattum Family Trust U/T/D 4/8/92 c/o Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA 94107
        Attn: Les Schmidt
        Telephone: 415-908-3800
        Fax: 415-908-1841

        The Schmidt Family Irrevocable Trust Dtd. 12/27/95 FBO Caryn H. Schmidt The Schmidt Family Irrevocable Trust Dtd. 12/27/95 FBO Bryan P. Schmidt The Schmidt Family Irrevocable Trust Dtd. 12/27/95 FBO Taylor G. Schmidt Charles H. Packer, Trustee
        c/o Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA 94107
        Attn: Les Schmidt
        Telephone: 415-908-3800
        Fax: 415-908-1841

        Charles Bates Thornton Trust
        Henry Haskell Rightor Thornton Trust
        Jane Cordelia Laney Thornton Trust
        Anne Chapman Thornton Trust
        Musick, Peeler & Garrett, LLP
        One Wilshire Blvd., Suite 2000
        Los Angeles, CA 90017
        Telephone: 213-629-7657
        Attn: Edward A. Landry

        The Ignite Group
        c/o Steve Payne, Venture Partner
        255 Shoreline Drive, Suite 510
        Redwood City, CA 94065
        Telephone: (650) 622-2030
        Fax: (650) 622-2015

        Omega Ventures II, L.P.
        Omega Ventures II Cayman, L.P.
        Crossover Fund II, L.P.
        Crossover Fund IIA, L.P.
        c/o Sy Kaufman
        555 California Street, 23rd Floor
        San Francisco, CA 94104
        Telephone: (415) 693-3311
        Fax: (415) 676-2556


                                       5.

                                    EXHIBIT A

        Michael Carter
        c/o Growth Phase Europe Ltd.
        50 Margravine Gardens
        London, England W6 8RJ

        (With a copy to:
        Growth Phase Europe
        349 Liberty Street
        San Francisco, CA 94114
        Attn: Matt Hall
        Telephone: (415) 385-5639
        Fax: (415) 641-4297)

        Gerardo Seeliger
        12 Elystan Street
        London SW3, England
        -- Send documents DHL to:
        SeeligerY Conde
        Velazquez, 18
        28001 Madrid, Espana
        Spain
        Telephone: +34 1 577 99 77
        Fax: +34 (1) 577 41 24

        Riemer 1991 Revocable Trust
        David Riemer
        1611 Bonita Avenue
        Berkeley, CA 94709
        Telephone: (415) 908-3800
        Fax: (415) 908-1841

        M. Elizabeth Sandell
        c/o Quokka Sports, Inc.
        525 Brannan Street, Ground Floor
        San Francisco, CA 94107
        Attn: Les Schmidt
        Telephone: (415) 908-3800
        Fax: (415) 908-1841


                                       6.

                                    EXHIBIT A

        Liberty QS, Inc.
        9197 South Peoria Street
        Englewood, CO 80112
        Attn: Bruce Ravenal
        Phone: (720) 875-5928
        Fax: (720) 875-7236
        E-mail: bruce@libertymedia.com

        (with a copy to General Counsel at the same Address)

        Hearst Communications, Inc.
        959 Eighth Avenue
        New York, NY 10019
        Attn: Scott English, Vice President
        Phone: (212) 649-2464
        Fax: (212) 582-7739
        E-mail: senglish@hearst.com

        MeriTech Capital Partners LP
        428 University Avenue
        Palo Alto, CA 94301
        Attn: Rob Ward
        Phone: (650) 330-5472
        Fax: (650) 614-4880
        E-mail: rward@meritechcapital.com

        Comcast Interactive Investments, Inc.
        1201 Market Street
        Suite 2201
        Wilmington, DE 19801
        Attn: Judie Dionglay, Vice President
        Phone: (302) 594-8701
        Fax: (302) 658-1600
        E-Mail: judie_dionglay@comcast.com


                                       7.

                                    EXHIBIT A

        AtHome Corporation
        425 Broadway Street
        Redwood City, CA 94063
        Attn: Suneet Wadhwa
        Phone: (650) 569-5139
        Fax: (650) 569-5139

        (with a copy to:
        Mark Stevens
        Excite @Home
        475 Broadway Street
        Redwood City, CA 94063
        Phone: (650) 298-4477
        Fax: (650) 298-4492

        Crossover Fund II
        c/o Omega Ventures
        555 California Street, Suite 2350
        San Francisco, CA 94104
        Attn: Dan Dunn
        Phone: (415) 676-2931
        Fax: (415) 788-4665
        E-mail: dan_dunn@rsco.com

        Pivotal Partners, L.P.
        1 Embarcadero Center, 23rd Floor
        San Francisco, CA 94111
        Attn: Christopher Lord
        Phone: (415) 362-0292
        Fax: (415) 249-1555
        E-mail: clord@sf.amerindo.com

        BT (Netherlands) Holdings B.V.
        Overschiestraat 65
        1062 XD Amsterdam
        The Netherlands
        Attn: Company Secretary

        (with a copy to:
        Kerry Phillip
        Phone: 011-44-171-356-6389
        Fax: 011-44-171-356-4012
        E-mail: kerry.d.phillip@bt.com


                                       8.

                                    EXHIBIT A

        William Allison
        5503 30th Avenue NE. Apt. C
        Seattle, WA 98105

        Joel Altshule
        1339 N. Capri Dr.
        Pacific Palisades, CA 90272
        Phone: 310-459-1980

        Thomas Armor
        2029 Ocean Key Drive
        Boca Raton, FL 33498
        Tel: 561-451-2015

        Robert Arnold
        1001-4th Avenue Plaza, #4710
        Seattle, WA 98154
        Phone: 206-358-0333

        James Backer
        PO Box 9327
        Seattle, WA 98109

        Jolie Backer
        PO Box 9327
        Seattle, WA 98109

        John Ballantine
        1510 Grand Avenue
        Seattle, WA 98122
        Phone: 206-264-7600

        Robert E. Bayley
        5505 Lake Washington Blvd. #3E
        Seattle, WA 98033

        Frederick Blume
        5385 Old Stage Rd.
        Boulder, CO 80302-9412
        Phone: 303-444-1258


                                       9.

                                    EXHIBIT A

        Rodney Blumenstein
        Rod Asher & Asso
        7800 78th Ave. SE
        Mercer Island, WA 98040
        Phone: 206-232-2555

        BMK Investments
        c/o Phil Boren
        8560 NE Gordon Dr.
        Bainbridge Island, WA 98110
        Phone: 206-842-4601

        Rebecca Bradshaw
        1401 5th Avenue W, #1401
        Seattle, WA 98119

        Edward & Pamela Bridge
        PO Box 1908
        Seattle, WA 98111
        Phone: 206-448-8800

        Cliff Brooks
        2020 W. Beaver Lake Dr. SE
        Issaquah, WA 98027
        Phone: 206-329-9613

        James Bruton
        355 Capt. Thomas Blvd., #66
        West Haven, CT 06516
        Phone: 203-933-0598

        Todd Burleson
        121 Mercer Street
        Seattle, WA 98109

        Adam Chapman
        151 Calyer Street, #3
        Brooklyn, NY 11222

        Tim Choate
        Freeshop.com
        95 Jackson
        Seattle, WA 98104
        Phone: 206-441-9100 x 173


                                      10.

                                    EXHIBIT A

        Brent Cook
        CobWeb, Inc.
        1065 12th Avenue NE, Suite E2
        Issaquah, WA 98027
        Tel: 206-937-8804

        Gary Craig
        7900 SE 28th, #401
        Mercer Island, WA 98040
        Phone: 206-230-8144
        Fax: 206-236-2045

        Robert Crist
        2234 Killarney Way
        Bellevue, WA 98004
        Phone: 425-454-9120

        Steve Cullen
        iTango Software
        1015 Third Avenue, Suite 1000
        Seattle, WA 98104
        Phone: 206-624-6888 x212
        Fax: 206-624-8851

        Andy Weissman
        Dawntreader
        826 Broadway, 7th Floor
        New York, NY 10003
        Tel: 646-654-2600
        Fax: 646-654-2654

        David Eckert
        8355 Avalon Drive
        Mercer Island, WA 98040

        Dan Elenbaas
        13916 185th Ct NE
        Woodinville, WA 98072
        Phone: 425-702-9020


                                      11.

                                    EXHIBIT A

        Norm Ely
        PO Box 1442
        Grass Valley, CA 95945
        Tel: 530-477-5777

        Evergreen Partners
        1218 Third Ave., #1111
        Seattle, WA 98101

        Gary Ferguson
        13608 NE 36th Place
        Bellevue, WA 98005
        Phone: 425-895-8367

        Fingerhut Companies, Inc.
        c/o Michael Sherman
        4400 Baker Road
        Minnetonka, MN 55343
        Phone: 612-932-3585
        Fax: (612) 936-5412

        Eddie Fisher
        P.O. Box 1887
        Bellevue, WA 98009
        Phone: 206-285-4544

        John Fitzpatrick
        16709-168th Place NE
        Woodinville, WA 98072-8985
        Phone: 206-441-8285 x205

        Skip Franklin
        Phototrust.com
        1500-114th Avenue SE, #130
        Bellevue, WA 98004
        Phone: 425-468-9056
        Fax: (425) 468-9099

        Dr. Francis Galey
        35 Corthell Road
        Laramie, WY  82070
        Phone: 307-742-6322
        Fax: 307-755-5440


                                      12.

                                    EXHIBIT A

        Gretchen Garth
        16347 Inglewood Pl. NE
        Bothell, WA 98011
        Phone: 425-487-3037

        Scott Roberts
        The Genesis Group
        c/o eTranslate
        520 Third Street, Suite 505
        San Francisco, CA 94107
        Phone: 415-371-0000

        Todd Gilbertson
        16037 NE 165th St.
        Woodinville, WA 98072
        Phone: 206-489-9702

        Michael Goldfarb
        1420 5th Ave. #2625
        Seattle, WA 98101
        Phone: 206-346-9900

        Chuck Gottschalk
        ZoneNetwork.com
        1415 Western Avenue, Suite 300
        Seattle, WA 98101
        Tel: 206-621-8630 x102
        Fax: 206-903-8638

        Keith Grinstein
        1191 2nd Ave., Suite 1600
        Seattle, WA 98101
        Phone: 206-749-8350

        Bert Hafen
        Bear Stearns
        245 Park Avenue
        New York, NY 10167
        Phone: 800-926-4431

        Jim Harding
        23233 SE 47th Way
        Issaquah, WA 98029
        Phone: 425-391-0826


                                      13.

                                    EXHIBIT A

        Jeremy Jaech
        2211 Elliott Ave.
        Seattle, WA 98121
        Phone: 206-956-6510

        Marka Jenkins
        2101 4th Ave. #1250
        Seattle, WA 98121

        Kent Johnson
        13862 NE 8th, #C-306
        Bellevue, WA 98005
        Phone: 206-382-9961

        Neil (Nick) Keller
        3209 17th Ave. W
        Mercer Island, WA 98119
        Phone: 206-385-3300

        Gaylord Kellogg
        270 Lake Dell Avenue
        Seattle, WA 98122
        Phone: 206-726-9480

        Keough Investments, LLC
        Attn. Clarke Keough
        Allen & Company
        711 5th Avenue
        New York, NY 10022
        Phone: 212-832-8000
        Fax: 212-339-2362

        Frank Kitchell
        1218 Third Ave., #1111
        Seattle, WA 98101
        Phone: 206-623-2425

        J.B. Kuppe
        c/o Design Variations
        900 A Street, Suite 301
        San Rafael, CA 94903


                                      14.

                                    EXHIBIT A

        Melanie Lemaire
        901 1st Avenue N.
        Seattle, WA 98105
        Tel: 206-282-2833

        Chris Lewis
        2116 40th Ave. E
        Seattle, WA 98112
        Phone: 206-323-4573

        Johan Liedgren
        2017 11th Ave. E
        Seattle, WA 98102
        Phone: 206-329-8165

        Gary Linden
        4348 Hunts Point Rd.
        Bellevue, WA 98004

        Sarah Love-Sheehan
        6015 Woodlawn Place N.
        Seattle, WA 98103
        Tel: 206-621-8630 x176
        Fax: 206-621-0651

        Jeffrey S. Lum
        2651 134th Ave. NE
        Bellevue, WA 98005
        Phone: 425-936-8851

        David Lundquist
        c/o Louis Lundquist
        8621 NE 6th Street
        Medina, WA 98039
        Phone: 425-454-5830

        Louis Lundquist
        8621 NE 6th Street
        Medina, WA 98039
        Phone: 425-454-5830


                                      15.

                                    EXHIBIT A

        Sara Machlin
        1804 Republican #4
        Seattle, WA 98115
        Tel: 206-621-8630 x177
        Fax: 206-621-0651

        Marketwave, Inc.
        Attn. Steven Podradchik
        201 Queen Anne Ave. #401
        Seattle, WA 98109
        Phone: 206-682-6801

        Robin Marks
        1409 Funston Ave
        San Francisco, CA
        Tel: 415-564-5450

        Pamela McCabe
        2221 Federal Ave. E
        Seattle, WA 98102
        Phone: 206-323-6230

        Lance McIntosh
        20335 NE 61st Court
        Redmond, WA 98053
        Phone: 206-836-2878

        David Mencin
        P.O. Box 855
        Boulder, CO 80306
        Phone: 305-507-9535

        Morgen Walke Partners
        Attn.  David Walke
        380 Lexington Ave., 50th Floor
        New York, NY 10168-5199
        Phone: 212-850-5600

        Furman & Susan Moseley
        310 39th Ave. E
        Seattle, WA 98112
        Phone: 206-224-5195


                                      16.

                                    EXHIBIT A

        MST Partnership
        c/o Tote
        1100 Olive Way, Suite 1100
        Seattle, WA 98101
        Phone: 206-628-9254

        Douglas Mullis
        1211-101st Place NE
        Bellevue, WA 98004
        Tel: 206-621-8630 x105

        Ronald Neubauer
        315 2nd Ave. S
        Seattle, WA 98104
        Phone: 206-622-7050

        Harold Nizamian
        Timeless Toys
        1165 Chess Drive, #C
        San Mateo, CA 94404-1113
        Phone: 650-856-1124
        Fax: 650-856-1138

        Daniel Nordstrom
        Nordstrom's
        600 University Ave, #600
        Seattle, WA 98101
        Phone: 206-373-4040
        Fax: 206-373-4035

        John Nyberg
        700 Kalmia Place NW
        Issaquah, WA 98027
        Phone: 206-392-6036

        Peter O'Dell
        10023 NE 155th St.
        Bothell, WA 98011
        Phone: 425-785-6247

        Timothy O'Keefe
        P.O. Box 5045
        Bellevue, WA 98009
        Phone: 206-454-6805


                                      17.

                                    EXHIBIT A

        Tom O'Keefe
        2020 Evergreen Point Rd.
        Medina, WA 98039
        Phone: 206-233-2071

        S. B. Olney
        1929 Mill Pointe Dr. SE
        Mill Creek, WA 98012
        Phone: 425-406-6069

        Suzanne Olsen
        C/o CobWeb
        1065 12th Avenue NW, Suite E2
        Issaquah, WA 98027
        Tel: 425-392-4535
        Fax: 425-392-4726

        Randy Ottinger
        18 Brook Bay Rd.
        Mercer Island, WA 98040-4622
        Phone: 206-747-7277

        Carol Padelford
        1421 39th Ave. E
        Seattle, WA 98112
        Phone: 206-323-7860

        John Parkey
        2425 60th Ave. SE
        Mercer Island, WA 98040
        Phone: 206-889-2999
        Fax: 206-889-0661

        Mitch Pindus
        228 S. Medio Drive
        Los Angeles, CA 90049
        Tel: 800-421-4314

        Greg Prosl
        1827 N 55th
        Seattle, WA 98103
        Phone: 206-621-8630 x190
        Fax: 206-621-0651


                                      18.

                                    EXHIBIT A

        Hans Prosl
        908 Florida Street, #6
        Huntington Beach, CA 92648

        Christine Raedeke
        220 N 57th
        Seattle, WA 98103

        Gordon Raine
        1424 4th Avenue, #710
        Seattle, WA 98101

        Howard Rheingold
        306 Poplar
        Mill Valley, CA 94941

        Kenneth Robertson
        6109 224 Ave., NE
        Redmond, WA 98053
        Phone: 425-936-5894

        Scot Schmidt
        1000 Hidden Valley Rd.
        Soquel, CA 95073

        Manfred Schmiedl
        21721 NE 103rd St.
        Redmond, WA 98053
        Phone: 425-868-7150

        Jeff Schoenfeld
        J-Max Capital
        1420 5th Ave., #2200
        Seattle, WA 98101
        Phone: 206-224-3499

        Walter Schoenfeld
        Access Long Distance
        999 Third Avenue, #3800
        Seattle, WA 98104
        Phone: 206-448-2700
        Fax: (206) 441-7027


                                      19.

                                    EXHIBIT A

        Andy Sturner
        Sportsline.com
        6340 NW 5th Way
        Fort Lauderdale, FL 33309
        Tel: 954-351-2120

        Bob Taylor
        3901 Second Avenue, NE, #401
        Seattle, WA 98105
        Phone: 206-633-3388

        The Stusser Group
        Attn. Leslie Stusser
        1107 1st Ave., #1904
        Seattle, WA 98101
        Phone: 206-343-9940

        Robert & Anne Thomas
        606 Wellington Avenue
        Seattle, WA 98122
        Phone: 206-325-0207

        Rick Thompson
        4721 91st Ave. NE
        Bellevue, WA 98004
        Phone: 206-455-1953
        Fax: 206-455-1938

        Todd Tibbetts
        10024-9th Avenue NW
        Seattle, WA 98177
        Tel: 206-621-8630 x135
        Fax: 206-621-0651

        Vans, Inc.
        Attn. Craig Gosselin
        15700 Shoemaker Ave.
        Santa Fe Springs, CA 90670
        Phone: 562-565-8473
        Fax: 562-565-8413


                                      20.

                                    EXHIBIT A

        Jeffrey Wiss
        2855 Rock Creek Circle #112
        Superior, CO 80027
        Tel: 303-554-8924

        Malcolm Witter
        4314 East Mercer Way
        Mercer Island, WA 98040
        Phone: 206-232-6262

        David Worley
        2 Kirsten Place
        Weston, CT 06883
        Phone: 203-226-3867

        Anya Zolotusky
        4421 Greenwood Avenue N., #402
        Seattle, WA 98103
        Tel: 206-621-8630 x140
        Fax: 206-621-0651





                                      21.